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                                                                    Exhibit 10.1



                         DEFERRED COMPENSATION AGREEMENT


This Deferred Compensation Agreement ("Agreement") is made this 4th day of October, 2006, effective on the Effective Date by and between CHAMPION COMMUNICATION SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), located in The Woodlands, Texas, and ALBERT RICHMOND, officer of the Company (hereinafter referred to as the "Executive").


                                    AGREEMENT

The Executive and the Company agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1.1 "Administrator" means the person appointed by the Committee to administer the Agreement. The Executive Vice President of the Company, or its successor in title, shall serve as the Administrator until such time as the Committee appoints a new Administrator. The Committee may change the Administrator at any time without cause, and the Administrator may resign by written notice to the Company. In the absence of an Administrator, the Company shall serve as the Administrator. Without limitation, the Executive shall not be the Administrator.

         1.1.2 A "Change in Control" shall be deemed to have occurred on the date of:

         (a) a change in the ownership of the Company whereby a Person (defined below) acquires, directly or indirectly, ownership of a number of shares of capital stock of the Company which, together with capital stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or of the combined voting power of the Company's outstanding capital stock; provided, however, that if a Person already owns more than fifty percent (50%) of the total fair market value of the combined voting power of the Company's outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a Change in Control of the Company; provided further, that an increase in the percentage of stock owned by a Person as a result of a transaction in which the Company acquires its capital stock in exchange for property will be treated as an acquisition of capital stock for purposes of determining whether a Change in Control has occurred; provided further that stock of the Company remains outstanding after the transaction; or

         (b) a change in the effective control of the Company, whereby either:

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                  (i)      a Person acquires (or has acquired during the
                           preceding twelve (12) month period ending on the date of the most recent acquisition by such Person), directly or indirectly, ownership of a number of shares of capital stock of the Company which constitutes thirty-five percent (35%) or more of the combined voting power of the Company' s outstanding capital stock; provided, however, that if a Person already owns thirty-five percent (35%) or more of the combined voting power of the Company's outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a Change in Control of the Company; or

                  (ii) a majority of the persons who were members of the Board or the Board of Directors of the Company is, within a twelve (12) month period, replaced by individuals whose appointment or election to the Board of Directors of the Company is not endorsed by a majority of the Board of Directors of the Company prior to the appointment or election; or

         (c) a change in the ownership of the assets of the Company, whereby a Person acquires (or has acquired during a twelve
                  (12) month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company, immediately prior to such acquisition or acquisitions; provided, however, that there is no Change in Control if assets are transferred to an entity that is controlled by the shareholders of the Company immediately after the transfer, nor is it a Change in Control if the Company transfers assets to:

                  (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the shareholder's capital stock in the Company;

                  (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

                  (iii) a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding capital stock of the Company; or

                  (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in paragraph (iii) above.

         For purposes of this definition of Change in Control in this Section, a "Person" shall mean an individual, a corporation, or a group of persons acting in concert; provided, however, that persons will not be acting as a group solely because they purchase or own stock of a corporation at the same time or as a result of the same public offering. Persons will be

                                  Page 2 of 14

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considered acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be acting in a group with other shareholders of a corporation prior to the transaction giving rise to the Change in Control, and not with respect to the ownership interest in the other corporation. For purposes of this definition of Change in Control in this Section, "gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

         1.1.3 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

         1.1.4 "Committee" means a committee designated from time to time by the resolutions of the Board of Directors of the Company ("Board"), which shall consist of one or more directors, each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3).

         1.1.5 "Company Stock" means the common stock of the Company, par value $.01. The benefits payable under this Agreement are payable solely in the form of Company Stock, except that any benefits payable under this Agreement solely as a result of a Change in Control, as provided in Section 4.1(e) of this Agreement, are payable either in the form of Company Stock or in cash, as determined by the Executive in his sole discretion immediately prior to the payment of any benefits payable under this Agreement due to the Change in Control.

         1.1.6 "Compensation" means the annual base salary payable to the Executive by the Company.

         1.1.7 "Deferral Account" means the bookkeeping account established pursuant to Article 3 of this Agreement. The Executive shall have a nonforfeitable right to the Shares credited to his Deferral Account, except as provided in Article 6.

         1.1.8 "Disability" means that the Executive is incapable of engaging in any substantial gainful occupation by reason of any medically determinable physical or mental impairment which can be expected either (i) to result in death, or (ii) to last for a continuous period of not less than twelve (12) months. The determination of Disability shall be made based upon such evidence as is determined to be appropriate by the Administrator in its sole discretion.

         1.1.9 "Effective Date" means the date this Agreement is executed.

         1.1.10 "Election Form" means the Election Form attached as Exhibit B.

         1.1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. References to an ERISA section shall be deemed to refer to that section as it now exists and to any successor provision.

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         1.1.12 "Benefit Date" means the date the Executive attains age seventy and one half (70 1/2).

         1.1.13 "Plan Year" means the calendar year.

         1.1.14 "Separation from Service" means the Executive's termination of all employment with the Company for any reason, other than the Executive's death; provided, however, that the Executive's employment with the Company will not be deemed to have terminated while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months or, if longer, so long as the individual's right to reemployment with the Company is provided either by statute or by contract. If the period of leave exceeds six months and the individual's right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period.

         1.1.15   "Shares" means shares of Company Stock.

         1.1.16 "Share Distributions" means the distributions made with respect to the Shares held in the Executive's Deferral Account.


                                    ARTICLE 2
                            DEFERRAL OF COMPENSATION

         2.1 Initial Executive Deferral Election. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form along with this Agreement in the form of Exhibit A, attached hereto and made a part of this Agreement by reference herein. The Election Form shall set forth the amount of Compensation to be deferred by the Executive in subsequent Plan Years ("Executive Deferral"). The Election Form and this Agreement shall be effective to defer only Compensation earned after the Effective Date of this Agreement and the attached Election Form are signed and received by the Company. The initial amount of the Executive Deferral is subject to approval by the Company. As of the last day of each Plan Year, the Company shall credit an amount of Company Stock to Executive's Deferral Account that is equal in value as of the last day of such Plan Year as the Executive Deferral for that Plan Year.

         2.2 Executive Deferral Election Changes. By decision of the Company, the Executive may modify the amount of the Executive Deferral by filing a subsequent signed Election Form with the Company. The modified deferral shall not be effective until the first day of the calendar year following the year in which the subsequent Election Form is received by the Company.

         2.3 2006 Company Contribution. In addition to the Executive Deferral provided by Section 2.1 of this Agreement, on or before December 31, 2006, the Company shall also credit to

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Executive's Deferral Account, an amount of Company Stock that was worth
$11,235.28 as of December 31, 2005.

         2.4 Discretionary Company Contribution. In addition to the Executive Deferral provided by Section 2.1 of this Agreement, beginning with the last day of the 2007 Plan Year and as of the last day of each Plan Year thereafter, the Company may also credit to Executive's Deferral Account, determined in its sole and absolute discretion, an additional amount of Company Stock ("Company Contribution") with respect to such Plan Year, valued as of the last day of such Plan Year. The Company and/or the Plan Administrator will establish the amount of the Company Contribution for each Plan Year (which amount may be zero) no later than the last day of the immediately preceding Plan Year. In the event that neither the Company nor the Plan Administrator takes any action to establish the Company Contribution for a particular Plan Year on or before the last day of the immediately preceding Plan Year, the Company Contribution for such Plan Year shall be zero.

         2.5 Fractional Shares. No fractional shares of Company Stock shall be credited to the Deferral Account; any fractions resulting from the calculation described in Section 2.1 shall be eliminated in each case by rounding downward to the nearest whole share.

         2.6 Section 162(m) Limit. Notwithstanding the preceding paragraphs, the maximum number of shares of Company Stock which may be granted to the Executive under the Agreement in any fiscal year shall not exceed three million (3,000,000) shares of Company Stock.


                                    ARTICLE 3
                                DEFERRAL ACCOUNT

         3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the Compensation deferred by the Executive pursuant to Article 2, as of the time specified in Article 2 ("Deferrals").

         3.2 Statement of Account. The Company shall provide to the Executive, within one hundred twenty (120) days after the last day of each Plan Year of this Agreement, a statement setting forth the amount of Company Stock then currently credited to the Deferral Account.

         3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the Company's promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

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                                    ARTICLE 4
                                    BENEFITS

         4.1 Benefits. Benefits under this Agreement shall be paid to the Executive solely in the form of Company Stock (except as otherwise provided in Section 1.1.5 of this Agreement with respect to the benefit payable under
Section 4.1(e) of this Agreement) on the earliest to occur of the following events:

                  (a) Benefit Date. The Company shall pay to the Executive in a single lump sum the benefit described in this Section 4.1(a) within thirty (30) days after the Benefit Date. The benefit under this Section 4.1(a) is the amount of Company Stock credited to the Deferral Account as of the Benefit Date.

                  (b) Separation from Service. If the Executive has a Separation from Service prior to the Benefit Date, the Company shall pay to the Executive in a single lump sum the benefit described in this Section 4.1(b) within thirty (30) days after the first day of the seventh month following the date of the Executive's Separation from Service. The benefit under this Section 4.1(b) is the amount of Company Stock credited to the Deferral Account as of the date of the Executive's Separation from Service.

                  (c) Disability. If the Executive incurs a Disability prior to the Benefit Date, the Company shall pay to the Executive in a single lump sum the benefit described in this Section 4.1(c) within thirty
         (30) days after the date of the Executive's Disability. The benefit under this Section 4.1(c) is the amount of Company Stock credited to the Deferral Account as of the date of the Executive's Disability.

                  (d) Death. If the Executive dies while in the active service of the Company and prior to the Benefit Date, the Company shall pay to the Executive's beneficiary in a single lump sum the benefit described in this Section 4.1(d) within thirty (30) days after the date of the Executive's death. The benefit under this Section 4.1(d) is the value of the Company Stock credited to the Deferral Account on the date of the Executive's death.

                  (e) Change in Control. If the Company undergoes a Change in Control prior to the Benefit Date, the Company shall pay to the Executive in a single lump sum the benefit described in this Section 4.1(e) within thirty (30) days after the Change in Control. The benefit under this Section 4.1(e) is the amount of Company Stock credited to the Deferral Account as of the date of the Company's Change in Control.

         4.2 Company Stock in Deferral Account.

                  (a) Treatment. For the period that the Shares are credited to the Deferral Account subject to this Agreement, any Share Distributions shall be deposited into the Deferral Account by the Company, subject to the same restrictions, terms, and conditions under this Agreement as the related Shares, until the Benefit Date; provided, however, that any Share Distributions shall not bear interest or be segregated into a separate account, but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the Benefit Date; and provided, further, that any material breach of this Agreement, as reasonably determined by the Administrator, will cause

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         a forfeiture of both the Shares and the Share Distributions credited to the Deferral Account at the time of the breach.

                  (b) Adjustment. If, at any time while the Agreement is in effect or there is Company Stock in the Deferral Account, there shall be any increase or decrease in the number of issued and outstanding shares of Company Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split up, combination or exchange of Shares, then and in such event, appropriate adjustment shall be made in the maximum number of Shares which may be granted under Article 3, and equitably in the Shares which are then credited to the Deferral Account, so that the same proportion of the Company's issued and outstanding common stock shall continue to be subject to Agreement, and to be credited to the Deferral Account. All such determinations shall be made by the Administrator in its sole discretion.

         4.3 Issuance of Company Stock. The Executive shall not be, or have any of the rights or privileges of, the owner of Shares credited to his Deferral Account unless and until certificates representing such Shares shall have been issued and delivered to the Executive. As a condition of any issuance of Shares, the Administrator may obtain such agreements or undertakings, if any, as the Administrator may deem necessary or advisable to assure compliance with any such law or regulation or shareholder agreement including, but not limited to, a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Administrator, necessary or appropriate to comply with the provisions of any securities law deemed by the Administrator to be applicable to the issuance of the Shares and which are endorsed upon the Share certificates.

         Share certificates issued to the Executive receiving such Shares who is a party to any shareholders agreement, voting trust, or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to this Agreement unless counsel for the Company shall be reasonably satisfied that such issuance will be in compliance with applicable federal or state securities laws.

         In no event shall the Company be required to issue Shares under this Agreement if the issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation.


                                    ARTICLE 5
                                  BENEFICIARIES

         5.1 Beneficiary Designations. The Executive shall designate a beneficiary under this Agreement by filing a written designation with the Company in the form of Exhibit A, attached hereto and made a part of this Agreement by reference herein. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only

                                  Page 7 of 14

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be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

         5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his property, the Company may pay such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person, or incapable person. The Company may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.


                                    ARTICLE 6
                               GENERAL LIMITATIONS

         Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is attributable to the Deferral Account nor any death benefit in the following circumstances:

                  (a) Termination for Cause. No benefits under this Agreement shall be payable if the Executive incurs an involuntary Separation from Service due to:

                      (i) Commission of a felony or of a misdemeanor involving moral turpitude; or

                      (ii) Fraud, disloyalty, dishonesty, or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

                  (b) Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to pay any benefit under this Agreement if, upon the advice of counsel, the Company determines that the payment of such benefit would be a parachute payment under Section 280G of the Code. To the extent possible, such benefit payment shall be proportionately reduced to allow payment within the fullest extent permissible under applicable law.

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                                    ARTICLE 7
                          CLAIMS AND REVIEW PROCEDURES

         7.1 Claims Procedure. Any individual or his authorized representative ("Claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         7.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Administrator a written claim for the benefits.

         7.1.2 Timing of Company Response. The Administrator shall respond to such Claimant within ninety (90) days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

         7.1.3 Notice of Decision. If the Administrator denies part or all of the claim, the Administrator shall notify the Claimant in writing or electronically of such denial. Electronic notification shall comply with standards imposed by applicable guidance. The Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

               (a) The specific reasons for the denial;

               (b) A reference to the specific provisions of this Agreement on which the denial is based;

               (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed;

               (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures; and

               (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         7.2 Review Procedure - Denial of Benefits. The Agreement has one level of appeal for benefit denials. If the Administrator denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

         7.2.1 Initiation - Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Company's notice of denial, must file with the Company a written request for review.

         7.2.2 Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

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         7.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         7.2.4 Timing of Company Response. The Company shall respond to such Claimant within sixty (60) days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

         7.2.5 Notice of Decision. The Company shall notify the Claimant in writing or electronically of its decision on review. Electronic notification shall comply with standards imposed by applicable guidance. The Company shall write the notification in a manner calculated to be understood by the Claimant. The adverse benefit notification shall set forth:

               (a) The specific reasons for the denial;

               (b) A reference to the specific provisions of this Agreement on which the denial is based;

               (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and

               (d) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

         7.2.6 Deadline Extensions. The Claimant and the Company may extend any claim filing deadline by mutual written consent.

         7.3 Rights After Appeal. If the Claimant is dissatisfied with the Company's review of the decision, the Claimant has the right to file suit in a federal or state court, which suit must be filed within twelve (12) calendar months immediately following the date of such Company's decision. No action may be brought for benefits provided by this Agreement or to enforce any right hereunder until after a claim has been submitted to and determined by the Company and all appeal rights under the Agreement have been exhausted. This means that all claims under this Agreement must be appealed under this Agreement before any suit for benefits may be filed by the Claimant in federal or state court. Thereafter, the only action which may be brought is one to enforce the decision of the Company. The Claimant's beneficiary should follow the same claims procedure in the event of the Claimant's death.

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                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

         This Agreement may be amended or terminated at any time by a written agreement signed by the Company and the Executive. Notwithstanding anything in this Section to the contrary, the Company may amend, modify and supplement the Agreement without the written agreement of the Executive as necessary or desirable, in the Company's sole discretion, to cause the Agreement to satisfy section 409A of the Code and other applicable law. In no event shall this Agreement be terminated under this Section 8.2 without payment to the Executive of the Company Stock credited to the Deferral Account as provided in Section 4.1.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their successors, assignees, beneficiaries, survivors, executors, administrators, and transferees.

         9.2 Company's Rights. Without limiting the generality of the foregoing, the existence of Company Stock in the Deferral Account pursuant to this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares credited to the Deferral Account; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

         9.3 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         9.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner, except in accordance with Article 5 with respect to designation of beneficiaries.

         9.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         9.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the state of Texas, except to the extent preempted by the laws of the United States of America.

         9.7 Unfunded Arrangement. Distribution of the Shares held in the Deferral Account shall be made from the general funds of the Company or a Rabbi Trust, if any. Nothing contained in the Agreement nor any action taken pursuant to the provisions of the Agreement

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shall create or be construed to crate a fiduciary relationship between or among the Company, Executive, beneficiary, or other person. To the extent that any person acquires a right to receive payments under the Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.

         9.8 Severability. Without limitation of any other section contained herein, in case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement. In the event any one or more of the provisions found in the Agreement are held to be invalid, illegal, or unenforceable by any governmental regulatory agency or court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been a part of this Agreement and such provision shall be deemed substituted by such other provisions as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

         9.9 No Guaranty of Deferral. While the Company intends that this Agreement will result in the deferral of the imposition of a federal income tax on the funds credited hereunder until such time as they actually shall be paid to an Executive, nothing herein shall be construed as a promise, guarantee, or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties, or other amounts incurred by the Executive in the event it is determined by applicable authorities that such deferral was not accomplished, and the Executive should consult his own tax advisor(s) to determine the tax consequences in his specific case.


         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.


                                           EXECUTIVE


                                           \s\ Albert F. Richmond
                                           ------------------------------------
                                           ALBERT RICHMOND


                                           CHAMPION COMMUNICATION SERVICES, INC.


                                           By:  \s\ Pamela R. Cooper
                                              ----------------------------------

                                           Its:  E. V. President
                                               ---------------------------------

                                    EXHIBIT A

                             BENEFICIARY DESIGNATION

I, ALBERT RICHMOND, designate the following as beneficiary of any death benefits payable under the Deferred Compensation Agreement between myself and CHAMPION COMMUNICATION SERVICES, INC.

Primary Beneficiary

Name ________________________  Relationship __________________________


Address ______________________________________________________________


Contingent Beneficiary

Name ________________________  Relationship __________________________


Address _____________________


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations shall be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Consented to by Executive's spouse:

Executive's                              Spouse's
Signature: ___________________________   Signature: ____________________________


Date: ________________________________   Date: _________________________________


Accepted by the Company this _____ day of _____________, ______


By: __________________________________

Its:  ____________________

                                    EXHIBIT B

                      CHAMPION COMMUNICATION SERVICES, INC.
                         DEFERRED COMPENSATION AGREEMENT

                                  ELECTION FORM

     ---------------------------------------------------------------------

                               AMOUNT OF DEFERRAL

I elect to defer my Compensation otherwise payable from the Company, as follows:

[Initial and complete one]

          I elect to defer __________________________ of my Compensation for the current calendar year and __________________________ for the following calendar years, or until the amount of my Deferrals is changed in accordance with Section
2.2 of the Agreement.

______ I elect not to defer any of my Compensation.

I understand that I may change the amount and duration of my Deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the first day of the calendar year following the year in which the new election is received by the Company.



                                           -------------------------------------
                                           ALBERT RICHMOND


                                           -------------------------------------
                                           Date


Accepted by the Company this _____ day of _____________, _____.



                                           CHAMPION COMMUNICATION SERVICES, INC.


                                           By:
                                               ---------------------------------
                                           Its:
                                                --------------------------------